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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 8, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Force Protection, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Force Protection, Inc. on Forms S-8 (No. 333-139977, effective January 12, 2007; File No. 333-155534, effective November 21, 2008 and File No. 333-162943, effective November 6, 2009).

/s/ Grant Thornton LLP

Columbia, South Carolina
March 8, 2010

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  Exhibit 23.1